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EXHIBIT 4.4

                            STOCKHOLDERS' AGREEMENT


         THIS STOCKHOLDERS' AGREEMENT (this "Agreement") is made and entered into as of the __ day of __________, 199__, among Pentegra Dental Group, Inc., a Delaware corporation (the "PDGI"), and the undersigned holders of PDGI's common stock (each a "Stockholder" and collectively the "Stockholders").


                                R E C I T A L S:


         A. The Stockholders have received or will receive a certain number of shares (collectively, the "Shares") of the common stock (the "Common Stock"), par value $0.001 per share, of PDGI pursuant to the terms of the [Agreement and Plan of Reorganization (the "Reorganization Agreement")] [Asset Purchase Agreement (herein so called)], dated ______________, 199__, by and among PDGI, ____________________ ("Company"), _______________ and the Stockholders.

         B. The Stockholders and PDGI agree that it is to their mutual benefit and in the best interests of PDGI to provide for a controlled disposition of the Shares, as hereinafter set forth.

         NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) (the receipt and sufficiency of which is hereby acknowledged), the execution of the [Reorganization] [Asset Purchase] Agreement and the mutual covenants, agreements, terms and conditions contained herein and in the [Reorganization] [Asset Purchase] Agreement, the Stockholders and PDGI do hereby agree as follows:


                                   SECTION 1

                        RESTRICTIONS ON SALE OR TRANSFER

         1.1. Restricted Shares. The parties acknowledge the Shares are being designated as "Restricted Shares".


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         1.2. Restricted Shares. For a period of one year following the date hereof, each Shareholder shall not voluntarily (a) sell, assign, exchange, transfer, encumber, pledge, distribute, appoint or otherwise dispose of (i) any of the Restricted Shares, (ii) any interest (including without limitation, an option to buy or sell) any of the Restricted Shares, in whole or in part, and no such attempted transfer shall be treated as effective for any purpose or (b) engage in any transaction, whether or not with respect to any of the Restricted Shares or any interest therein, the intent or effect of which is to reduce the risk of owning the Restricted Shares.


                                   SECTION 2

                                 MISCELLANEOUS

         2.1. Legend. All certificates representing Restricted Shares will be conspicuously legended as follows:

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE DESIGNATED AS RESTRICTED SHARES PURSUANT TO THE TERMS OF, AND ARE SUBJECT TO THE PROVISIONS OF, A STOCKHOLDERS' AGREEMENT DATED __________, 199_, AS MAY BE AMENDED FROM TIME TO TIME, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT AS THEREIN PROVIDED. THE CORPORATION WILL FURNISH A COPY OF SUCH AGREEMENT TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE ON REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

         2.2. Void Transfers. If the holder of any Restricted Shares attempts to dispose of them other than in accordance with the terms and conditions of this Agreement any such attempted disposition will be void and will not bind PDGI. In enforcing such rights, PDGI may hold and refuse to transfer any Restricted Shares or any certificate therefor presented to it for transfer, in addition to and without prejudice to any and all other rights that may be available to it.

         2.3. Splits, Subdivisions etc. If during the term of this Agreement the outstanding shares of Common Stock are changed into a different number or class of shares by reason of any stock dividend, subdivision, reclassification, recapitalization, split-up, combination or similar transaction, then such additional or replacement securities shall be designated as Restricted Shares to the same extent that the Restricted Shares for which such additional or replacement securities are being issued are designated and such additional or replacement securities will bear the legend set forth in Section 2.1 hereof.

         2.4. Binding Effect. This Agreement will be binding upon and inure to the benefit of:

         (a) The Stockholders and their respective heirs, devisees, personal representatives and assigns;

         (b) PDGI and its successors and assigns; and


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         (c) The spouses of the Stockholders, who join in the execution of this
Agreement to evidence their knowledge of the existence and content hereof, to acknowledge that this Agreement is fair, equitable and in their best interest, to bind their respective community interests, if any, in the Restricted Shares, and to bind their respective heirs, devisees, personal representatives and assigns to the covenants, agreements, terms and conditions contained in this Agreement.

         2.5. Entire Agreement and Amendments. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and no waiver, alteration or modification, or amendment of any of the provisions hereof will be binding unless it is in writing and signed by the parties hereto.

         2.6. Notices. Any notice, reply or other communication required or permitted by this Agreement must be given in writing and may be served by depositing same in the United States mail, certified, postage prepaid, addressed to the party or parties to be notified, or by delivering the notice in person to such party or parties. Such notice will be deemed received when deposited in the mail or when actually received, if personally delivered. For purposes of notices, the address of PDGI will be its principal place of business from time to time. The addresses of the Stockholders will be the addresses shown on the security transfer records of PDGI, unless the Stockholders give notice otherwise to the other Stockholders and PDGI pursuant to this Section. PDGI and Stockholders will have the right to change its or their addresses by giving at least 5 days prior written notice of its or their new address to the other party or parties.

         2.7. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision, and there will be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         2.8. Number; Gender. Any reference in this Agreement to the singular includes the plural and vice versa. Any reference in this Agreement to the masculine gender includes the feminine and neuter genders and vice versa.

         2.9. Captions. The headings or captions of the Sections of this Agreement are inserted for convenience of reference only and will not be deemed a part hereof or used in the construction or interpretation hereof.

         2.10. Counterparts. This Agreement may be executed in multiple counterparts, each binding upon the party signing same, and all of such counterparts, when taken together, will constitute one agreement. Execution of a copy of this Agreement by one party and the facsimile transmission thereof to the other parties will constitute execution and delivery of an executed Agreement by the party whose signature appears on the facsimile. Further, a copy of this Agreement containing an original signature of one or more parties and a facsimile copy of a signature of one or more of the other parties will constitute a fully executed original of this Agreement.


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         2.11. GOVERNING LAW. THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS
(WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES) WILL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT.

         THIS AGREEMENT is executed and effective as of the day and year first above written.


                                         PENTEGRA DENTAL GROUP, INC.


                                         By:
                                            ------------------------------------
                                         Title: Senior Vice President


                                         STOCKHOLDER:


                                         ---------------------------------------
                                         [name]

                                         STOCKHOLDER'S SPOUSE:


                                         ---------------------------------------
                                         [name]




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